Exhibit 99.1

ARES CAPITAL ANNOUNCES

JUNE 30, 2005 FINANCIAL RESULTS

New York, NY – August 8, 2005 – Ares Capital Corporation (Nasdaq: ARCC) today announced financial results for its second quarter ended June 30, 2005.  Ares Capital commenced material operations on October 8, 2004 after closing its initial public offering of 11,000,000 shares of common stock at $15.00 per share.  On March 23, 2005 Ares Capital completed a follow-on offering of 12,075,000 shares at $16.00 per share.  Ares Capital received net proceeds of approximately $341 million from these offerings.

HIGHLIGHTS

•                              Stockholders’ Equity (at June 30, 2005 ):  $346.9 million

•                              Net Assets per Share (at June 30, 2005):  $14.97

•                              Declared 2nd Quarter 2005 Dividend:  $0.32

•                              Reported 2nd Quarter 2005 EPS Basic and Diluted:  $0.33

•                              Total Fair Value of Investments:  $302.3 million

Second Quarter 2005 Operating Results:

•                              Net income:  $7,602,256 or $0.33 per share

•                              Net investment income:  $5,768,134 or $0.25 per share

•                              Net realized and unrealized gains:  $1,834,122 or $0.08 per share

Second Quarter 2005 Portfolio Activity

•                              Purchase cost of additional investments made during period: $110.3 million

•                              Sales/redemptions of investments during period:  $39.1 million

•                              Number of portfolio company investments as of June 30, 2005:  27

•                              Weighted average yield of the debt and income producing equity securities as of June 30, 2005:  11.13%(1)

(1)  Computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at fair value.

OPERATING RESULTS

For the quarter ended June 30, 2005, Ares Capital reported net income of $7.6 million or $0.33 per share.  Net investment income for the second quarter ended June 30, 2005 was $5.8 million or $0.25 per share.  Net realized and unrealized gains were $1.8 million or $0.08 per share for the second quarter of 2005.

In the second quarter of 2005 Ares Capital invested approximately $110.3 million in new commitments across nine portfolio companies (six new borrowers and three existing borrowers).  Of the $110.3 million in new commitments during the quarter, approximately 52%, 23%, 9% and 16% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. 75% of such investments were floating rate.  Specifically during the quarter, significant new commitments included:

•                  $26.0 million in first lien senior secured debt, senior subordinated debt and equity to a scrapbooking branded products manufacturer;

•                  $25.0 million in second lien senior secured debt to a waste management services company;

•                  $16.3 million in second lien senior secured debt to a print publication and tradeshow services company;

•                  $13.7 million in first lien senior secured debt and equity to an industrial drill bit manufacturer; and,

•                  $10.8 million in senior notes and equity to an agricultural equipment manufacturer.

During the second quarter of 2005, Ares Capital had net gains of $1.8 million from dispositions.  The portfolio value of the company’s investments at June 30, 2005 was $302.3 million.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 48% senior secured debt securities (26% first lien and 22% second lien assets), 32% mezzanine debt securities, 10% preferred/common equity securities and 10% other securities (senior notes/CDO investments) as of June 30, 2005.

Since June 30, 2005, Ares Capital has invested an additional $32.5 million in mezzanine debt securities.  Ares Capital has made second lien senior debt commitments in an aggregate amount of approximately $20 million that are pending closing and funding.  In addition, Ares Capital has signed proposal letters with several companies for additional investments in excess of $150 million in the aggregate.  The consummation of any of these investments depends upon, among other things, satisfactory completion of due diligence, the execution and delivery of satisfactory documentation and the receipt of any necessary consents.  We cannot assure you that we will make any of these investments.

Total assets were $360.8 million as of June 30, 2005.  Stockholders’ equity was $346.9 million at June 30, 2005, while net assets per share was $14.97.  As of June 30, 2005, the weighted average yield of the debt and income producing equity securities was 11.13% (computed as (a) the annual stated interest rate (or, in the case of equity securities, dividend rate) plus the annual amortization of loan origination fees, original issue discount on accruing loans, debt and income producing equity securities divided by (b) total loans, debt and income producing equity securities at fair value).  As of June 30, 2005, 53% of the fund’s assets were in floating rate debt securities.

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  As of June 30, 2005, the weighted average grade of Ares Capital’s portfolio investments was 3.1 (with no 1.0 ratings in the portfolio).  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.

LIQUIDITY AND CAPITAL RESOURCES

During the first quarter of 2005, Ares Capital raised a total of $183.9 million in net proceeds from its March secondary public offering.  In April 2005, Ares Capital successfully increased its revolving credit facility to allow for up to $225.0 million of total commitments.  As of June 30, 2005 we had no borrowings outstanding under the revolving facility and Ares Capital continues to be in compliance with all of the limitations and requirements of the facility.  The facility expires on November 3, 2005, unless extended prior to such date for an additional 364-day period with the consent of the lender.  If the facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period through a termination date of November 3, 2007.

DIVIDEND

For the period from April 1, 2005 through June 30, 2005, Ares Capital declared a dividend on June 20, 2005 of $0.32 per share for a total of $7,413,951.  The record date was June 30, 2005 and the dividend was distributed on July 15, 2005.

CONFERENCE CALL

The company will host a conference call tomorrow, August 9, 2005, at 4:00 p.m. (ET) to discuss its second quarter 2005 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 621-5346 approximately 5-10 minutes prior to the call.  International callers should dial (212) 748-2800.  All callers should reference “Ares Capital Corporation.”  An archived replay of the call will be available through August 23, 2005 by calling (800) 633-8625.  International callers please dial (402) 977-9141.  For all replays, please reference pin # 21256412.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases may include an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

INFO SOURCES

Ares Capital Corporation; Regulatory Filings (SEC)

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of June 30, 2005 and December 31, 2004

	As of
	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Investments at fair value (amortized cost of $302,413,472 and $182,329,200, respectively)
Non-control/Non-affiliate investments	$262,449,541	$165,126,181
Affiliate investments	39,848,665	17,433,966
Total investments at fair value	302,298,206	182,560,147
Cash and cash equivalents	53,891,961	26,806,160
Receivable for open trades	497,770	8,794,478
Interest receivable	3,379,843	1,140,495
Other assets	765,935	1,154,334
Total assets	$360,833,715	$220,455,614

LIABILITIES
Credit facility payable	$—	$55,500,000
Reimbursed underwriting costs payable to the Inv’t Adviser	2,475,000	—
Dividend payable	7,413,950	3,320,030
Accounts payable and accrued expenses	1,006,711	1,556,446
Management and incentive fees payable	2,858,596	274,657
Interest and facility fees payable	62,979	96,176
Interest payable to the Investment Adviser	83,539	—
Total liabilities	$13,900,775	$60,747,309

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 23,168,595 and 11,066,767 common shares issued and outstanding, respectively	23,169	11,067
Capital in excess of par value	341,443,552	159,602,706
Net unrealized appreciation on investments	(115,266)	230,947
Accumulated net realized gain on sale of investments	5,581,485	—
Distributions less than (in excess of) net investment income	—	(136,415)
Total stockholders’ equity	346,932,940	159,708,305

Total liabilities and stockholders’ equity	$360,833,715	$220,455,614

NET ASSETS PER SHARE	$14.97	$14.43

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

	For the three	For the six
	months ended June 30, 2005	months ended June 30, 2005
	(Unaudited)	(Unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$6,027,175	$10,947,830
Interest from cash & cash equivalents	565,412	595,768
Dividend income	744,818	744,818
Capital structuring service fees	631,333	935,083
Other income	62,765	122,161
Total investment income from non-control/non-affiliate investments	8,031,503	13,345,660
From affiliate investments:
Interest from investments	700,871	1,011,464
Capital structuring service fees	862,500	862,500
Other income	6,741	132,583
Total investment income from affiliate investments	1,570,112	2,006,547
Total investment income	9,601,615	15,352,207

EXPENSES:
Management and incentive fees	2,826,054	3,911,049
Administrative	256,115	489,387
Professional fees	320,800	485,794
Directors fees	85,643	157,808
Insurance	144,400	287,213
Interest and credit facility fees	62,979	438,269
Interest payable to the Investment Adviser	31,814	83,539
Amortization of debt issuance costs	65,736	131,426
Other	39,940	69,759
Total expenses	3,833,481	6,054,244
NET INVESTMENT INCOME	5,768,134	9,297,963

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	6,747,262	7,156,442
Net realized loss from affiliate investment transactions	(1,880)	(2,030)
Net realized gains from investment transactions	6,745,382	7,154,412
Net unrealized gains (losses):
Investment transactions from non-control/non-affiliate investments	(4,910,024)	(343,793)
Investment transactions from affiliate investments	(1,236)	(2,420)
Net unrealized losses from investment transactions	(4,911,260)	(346,213)
Net realized and unrealized gain on investments	1,834,122	6,808,199

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$7,602,256	$16,106,162

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.33	$0.91

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	23,164,444	17,683,309